UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2006
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)
14200 Shady Grove Road, Rockville, Maryland 20850-7464
(Address of principal executive offices)           (ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 5, 2006 we entered into an exclusive worldwide licensing agreement with Novartis for the development and commercialization of Albuferon™, an immunomodulator for the treatment of Hepatitis C.
Pursuant to the licensing agreement we will receive a $45 million up-front payment and are entitled to another $47.5 million when the first Albuferon dose is given to a patient in a Phase 3 clinical trial. We are also entitled to additional clinical development, commercial milestone, and other payments of up to $415 million over the term of the agreement.
The agreement provides that we and Novartis will co-commercialize Albuferon inside the United States and will equally divide (1) U.S. profits relating to Albuferon, (2) U.S. commercialization costs, and (3) clinical development costs. Novartis is responsible for Albuferon commercialization outside of the U.S. and will pay us a royalty on non-U.S. sales. We have the principal responsibility for bulk manufacturing of Albuferon; Novartis is responsible for finished drug product.
A press release discussing our Novartis relationship is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press Release dated June 6, 2006 regarding Novartis Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.
/s/ James H. Davis, Ph.D.
Name:	James H. Davis, Ph.D.
Title:	Executive Vice President, General Counsel and Secretary

Date: June 8, 2006

Exhibit Index

Exhibit	Description

99.1	Press Release dated June 6, 2006 regarding Novartis Agreement